EXHIBIT 10.9
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                                 SALE AGREEMENT
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         THIS SALE AGREEMENT is entered into as of the 8th day of September,
2003, by and between PLASTIC PALLET PRODUCTION, INC., hereinafter referred to as "Seller", and 1607 COMMERCE LIMITED PARTNERSHIP, hereinafter referred to as "Buyer",

                              W I T N E S S E T H:
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         For and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

         1. Sale Agreement. Seller hereby agrees to sell, and Buyer hereby agrees to purchase, upon the terms hereinafter stated, the real property described on Exhibit A hereto and the improvements affixed thereto (the "Property").

         2. Purchase Price. Subject to the adjustments and prorations hereinafter described, the total purchase price for the Property shall be One Million Three Hundred Fifty Thousand and no/100 Dollars ($1,350,000.00), all of which shall be due and payable at closing, except as is hereinafter provided. The parties agree that such purchase price has been negotiated at arms length and represents the agreed fair market value of the Property.

         3. F&M Consent. This Agreement and the obligation of the parties is conditional upon the approval of this transaction by F&M Bank, including its agreement to release the Property from the Deed of Trust assigned to it upon receipt of the sum of One Million Three Hundred Fifty Thousand and no/100 Dollars ($1,350,000.00).

         4. Optional Assumption. Buyer shall have the option to purchase the Property and assume One Million Three Hundred Fifty Thousand and no/100 Dollars ($1,350,000.00) of the Seven Million and no/100 Dollars ($7,000,000.00) on the principal obligation Seller owes to Paul A. Kruger ("Kruger") secured by a first deed of trust on the Property in lieu of paying Seller cash at closing and in the event it does so, it shall provide Seller with a release from Kruger and F&M Bank in that amount, which payment will not, however, change the payment terms on the note, i.e., it will be deemed a prepayment on principal and will not reduce the present obligation to make monthly payments as provided in the note. If such a release cannot be obtained, this Agreement shall be null and void.

         5. Other Agreements. This Agreement and the obligation of the Seller and Buyer to close are made conditional upon all other transactions between the parties, including the sale and lease back of equipment located on the Property, a conversion of all outstanding preferred stock of PalWeb Corporation ("PalWeb"), the sale and issuance of new preferred stock of PalWeb closing on or prior to the closing of this Agreement, and the purchase of assets of Greystone Plastics, Inc. by Greystone Manufacturing, L.L.C., a wholly-owned subsidiary of PalWeb. In the event this does not occur, this Agreement will be null and void.
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         6. Warranties of Seller. Seller represents, covenants and warrants the following as of the date of this Agreement and as of the Closing Date:

            6.1 Ownership. Seller is the owner of the Property and is authorized to enter into this Agreement.

            6.2 Validity of Documents. This Agreement has been duly executed and delivered by the Seller, and is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

            6.3 Condemnation. To Seller's knowledge, there is no condemnation or similar proceeding pending or threatened against the Property or any part thereof.

            6.4 Assessments. Seller has not received, nor does it have actual knowledge of, any notification from any governmental or private agency, authority or instrumentality of any pending or threatened assessments on or against the Property for the cost of public or private improvements to be made with respect to the Property.

            6.5 Environmental. To Seller's knowledge, there are not any underground storage tanks located on the Property. To the best of Seller's knowledge, the Property has not been contaminated or otherwise subjected to the storage of or pollution from any source of hazardous waste or chemicals, including petroleum products, as defined by federal, state or local laws, statutes, ordinances, rules and regulations.

            6.6 Soil Conditions. Seller has no knowledge of any settling, flooding, drainage or soil problems in regard to the Property.

            6.7 Rights in Subject Property. There are and will, on the Closing Date, be no options, purchase contracts, leases or other agreements of any kind or nature, written or oral, whereunder or whereby any person has or could claim or assert any right, title or interest in any of the Property other than a lease by Buyer to Seller. After the date hereof, Seller shall not grant any leases, easements or rights of way in, on, over or across the Property without obtaining the prior written consent of Buyer.

            6.8 Adverse Change. From the date hereof until the Closing Date, the Property shall not be materially adversely affected in any way as the result of a legislative or regulatory change not consented to by Buyer, or by any flood, earthquake, condemnation, act of God, act of public enemy, criminal act or otherwise, whether or not insured against.

            6.9 Governmental Regulations. At the present time, and on the Closing Date, Seller knows of no violations that exist, or will exist, with respect to any portion of the Property, of any statute, ordinance, regulation, or administrative or other judicial order or holding, whether or not appearing in the public record.

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            6.10 Litigation. There is no action, suit, proceeding or
         investigation pending or, to the knowledge of Seller, threatened against the Property.

         7. Brokerage. Seller and Buyer each represent and warrant to the other that the warranting party has not used the services of any real estate broker, agent or finder in connection with this Agreement. Each party agrees to hold the other harmless by reason of any breach of this representation and warranty.

         8. Closing. Buyer and Seller agree that the purchase will be consummated as follows:

            8.1 Closing Date. This transaction will be closed upon execution of this Agreement (the "Closing Date").

            8.2 Transfer of Title. Seller agrees to convey title of record to the Property to Buyer by general warranty deed on the date of closing.

            8.3 Payments at Closing. At closing, Buyer shall pay Seller the purchase price required under Section 2.

            8.4 Possession. Exclusive possession of the Property free and clear of all leases and tenancies, written or otherwise, shall be given to Buyer on the date of closing subject to the lease in favor of Seller.

            8.5 Real Property Taxes. All matured and unmatured special assessments, and all property taxes for years preceding the year of closing on the Property, if any, shall be paid by Seller. The property taxes on the Property for the year of closing shall be prorated between the parties to the date of closing.

            8.6 Closing Costs. Seller shall pay all closing costs incurred in this transaction excluding fees and expenses of Buyer's counsel, but including, title work to be done after closing.

         9. Buyer Acknowledgements. Buyer acknowledges that any improvements to the Property are being transferred "AS IS, WHERE IS, WITH ALL FAULTS" without any representation or warranty as to their condition. Buyer further acknowledges that Seller shall have no liability to Buyer or any of Buyer's successors in title to the Property for defects in title occurring prior to January 10, 2003. Buyer shall indemnify and hold Seller harmless for any claims by successors in title to the Property related to title defects occurring while previously owned by Onward, L.L.C.

         10. Default. If Buyer wrongfully fails to close the sale of the Property, unless excused by a condition hereof, Seller may sue for damages or it may pursue an action for specific performance. If Seller wrongfully fails to close, unless excused by a condition hereof, or breaches the terms and conditions hereof, Buyer shall have the right to sue for damages or specific performance.

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         11. Miscellaneous. It is further understood and agreed as follows:

            11.1 Time. Time is of the essence of this Agreement.

            11.2 Notices. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand delivered in person or sent by mail, registered or certified, return receipt requested, postage prepaid, or by Federal Express Mail or other overnight delivery service providing evidence of receipt of delivery to the addresses as set forth below:

                 As to Buyer:     1607 Commerce Limited Partnership
                                  c/o Paul A. Kruger
                                  2500 S. McGee, Suite 147
                                  Norman, Oklahoma 73072

                 As to Seller:    Plastic Pallet Production, Inc.
                                  1607 West Commerce Parkway
                                  Dallas, Texas 75208

         Any notice, demand or request that shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand delivered in person, or (ii) on the date the Federal Express or other overnight delivery service receipt was signed; or
         (iii) on the fourth day after the mailing of such notice.

         Either Buyer or Seller shall have the right from time to time to designate by written notice to the other party such other person or persons, and such other place or places, as Buyer or Seller may desire written notices to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder.

            11.3 Severability. If any provision of this Agreement shall be held to be void or unenforceable for any reason, the remaining terms and provisions hereof shall not be affected thereby.

            11.4 Binding Effect. The provisions of this Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto.

            11.5 Effective Date of Covenants; Survival. All covenants and warranties contained herein shall be true and correct as of this date and on the date of closing, and, except as specifically provided, shall survive the closing of this transaction.


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            11.6 Entire Agreement. This instrument constitutes the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing, signed by the parties hereto.

            11.7 Section Headings. Section headings contained in this Agreement are for reference only and shall not affect, in any way, the meaning or interpretation of this Agreement.

            11.8 Attorney's Fees. In the event either party hereto files suit in order to enforce or interpret the terms and provisions of this Agreement, the prevailing party in such litigation shall be entitled to recover from the other its reasonable attorney's fees and expenses incidental to the litigation.

            11.9 Date of Agreement. For all purposes, the date of this Agreement shall be the latest date of execution shown below the parties' signatures.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year hereinafter indicated.


"SELLER"                            PLASTIC PALLET PRODUCTION, INC.


                                    By:  /s/ Warren F. Kruger
                                         Warren F. Kruger, President


"BUYER"                                  1607 COMMERCE LIMITED PARTNERSHIP
                                         A Texas Limited Partnership

                                    By:  1607 COMMERCE, L.L.C.,
                                         An Oklahoma Limited Liability Company,
                                         General Partner

                                    By:  /s/ Paul A. Kruger
                                         Paul A. Kruger, Manager





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All annexes to this agreement are omitted from this Exhibit. The registrant will furnish supplementally a copy of any omitted annex to the Commission upon request.